EXHIBIT 99.1

Orion Energy Systems Reports FY 2022 Nine Months Revenue of $102.3M,

EPS of $0.23, a 28% Gross Profit Percentage and $41M of Liquidity

Manitowoc, WI – February 9, 2022 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, controls and IoT systems, including turnkey project implementation, program management and system maintenance, today reported results for its fiscal 2022 third quarter (Q3’22) and nine months (9M’22) ended December 31, 2021. Orion will hold an investor call today at 10:00 a.m. ET – details below.

Q3 & 9M Financial Summary							Prior Three Quarters
$ in millions except per share figures	Q3’22	Q3’21	Change	9M’22 (1)	9M’21	Change	Q2’22 (1)	Q1’22	Q4'21 (2)
Revenue	$30.7	$44.3	-$13.6	$102.3	$81.3	+$21.0	$36.5	$35.1	$35.5
Gross Profit	$7.6	$11.0	-$3.4	$28.7	$20.9	+$7.8	$10.8	$10.2	$9.2
Gross Profit %	24.9%	24.9%	Unch.	28.0%	25.7%	+230 bps	29.5%	29.1%	26.0%
Net Income	$1.1	$4.3	-$3.2	$7.3	$4.0	+$3.3	$3.7	$2.5	$22.1
EPS	$0.04	$0.14	-$0.10	$0.23	$0.13	+$0.10	$0.12	$0.08	$0.71
EBITDA (3)	$1.7	$4.9	-$3.2	$10.9	$5.5	$5.4	$5.4	$3.8	$2.9
Cash & Equivalents	$17.3	$12.3	+$5.0	$17.3	$12.3	+$5.0	$14.7	$15.9	$19.4

(1)Results include a $1.6M employee retention payroll tax credit provided under the American Rescue Plan Act of 2021. The credit increased gross profit in the period by $0.8M and reduced operating expense by $0.8M.

(2)Q4’21 Net Income and EPS include a non-cash income tax benefit of $20.9M and $0.67 per diluted share, respectively, for the release of the valuation allowance against Orion’s deferred tax assets.

(3)EBITDA reconciliation table follows this earnings release.

As anticipated, Orion reported Q3’22 revenue of $30.7M versus Q3’21 revenue of $44.3M, reflecting anticipated year-over-year reductions in project activity principally related to the Company’s largest customer, as well as the impact in the current period of customer delays on several larger LED lighting and controls projects. Delays in the quarter were primarily caused by the response of customers to supply chain disruptions and COVID-19 related impacts to their businesses. Revenue for the first nine months of FY 2022 increased to $102.3M versus $81.3M in the year-ago period.

Highlights

•

Q3’22 gross profit percentage remained unchanged at 24.9% despite lower sales, and 9M’22 gross profit percentage improved to 28% versus 25.7% in the year ago period, benefitting from higher sales. Both FY 2022 periods benefited from improved pricing, product mix and production cost efficiencies.

•	Q3'22 net income decreased to $1.1M, or $0.04 per share, and 9M’22 net income increased to $7.3M, or $0.23 per share, versus the year ago periods.
•	Orion generated EBITDA of $1.7M in Q3’22 and $10.9M in the first nine months of FY 2022.
•	Orion ended Q3'22 with over $41M of liquidity, including $17.3M of cash and cash equivalents and $24M available on its credit facility and no debt outstanding.

•	Orion also expanded its maintenance service business with the acquisition of Stay-Lite Lighting and now expects in excess of $20M in maintenance services revenue in FY 2023.

CEO Commentary

Mike Altschaefl, Orion’s CEO and Board Chair, commented, “As we indicated last month, our FY 2022 performance is being impacted by customer delays on several larger LED lighting and controls projects, primarily caused by the response of customers to supply chain disruptions and COVID-19 related impacts to their businesses. Nonetheless, the Orion team has delivered improved year-to-date results, both on the top and bottom line, and remains on track to achieve double digit revenue growth in FY 2022. We continue to see significant long-term growth opportunities with current and prospective major national accounts.

“To expand the scope and growth potential of our newly launched Orion Maintenance Services business, in early January we acquired Stay-Lite Lighting, a nationwide lighting and electrical maintenance provider. With the addition of Stay-Lite, we have created a solid nationwide lighting and electrical maintenance service platform that complements our LED lighting capabilities, while providing a growing base of recurring services revenue. We believe this business should generate revenue in excess of $20M in our maintenance services business FY 2023.”

“Our revenue growth during the first nine months includes some bright spots. Importantly, $12.0M of the growth in revenues, or 57.5%, came from customers excluding our largest customer. In addition, our ESCO business grew $7.2M, or 91.5%, and our Distribution business grew $2.2M, or 13.7%, demonstrating growing strength in those segments.

“Orion generated $10.9M in EBITDA through the first nine months of FY 2022, nearly double the level achieved last year, and we are well funded to support our growth goals. While business and economic uncertainties related to supply chain and COVID-19 issues are expected to impact customer project timelines in the near term, we remain confident in our competitive position and in our long-term growth potential. Moreover, as a domestic manufacturer of LED lighting fixtures, we are well-positioned to respond quickly to customer needs, particularly compared to competitors who have been experiencing challenges and delays in sourcing fixtures from Asia.

Business Outlook

Given the current pace of large-customer activity, Orion anticipates FY 2022 revenue of approximately $130M, representing growth of 11% over revenue of $116.8M in FY 2021. Long-term, Orion’s Board and management team are committed to and confident in achieving the Company’s strategic plan which seeks to grow the business, via organic and external growth initiatives, into a $500M annual revenue business over approximately five years. Orion’s strategic plan envisions organic growth averaging at least 10% per year, augmented by external growth, including strategic acquisitions, business partnerships and other initiatives.

Orion cautions investors that its business outlook is subject to a range of factors that are difficult to predict, including but not limited to supply chain disruptions, shipping and logistics issues, component availability, rising input costs, labor supply challenges, the COVID-19 pandemic, and other potential business and economic impacts.

Financial Results

As previously announced, Orion’s Q3’22 revenue decreased to $30.7M from $44.3M in Q3’21, a period that had benefitted from a rapid rebound in major account activity, primarily with Orion’s largest customer, following initial COVID-19-related project disruptions. Revenue through the first nine months of FY 2022 increased $21.0M or 25.8% to $102.3M, compared to the first nine months of FY 2021 which were more impacted by COVID-19 disruptions.

Gross profit declined to $7.6M in Q3’22, as compared to $11.0M in Q3’21, due to lower business volume, however gross profit percentage remained steady at 24.9% in both periods. Orion’s 9M’22 gross profit increased to $28.7M versus

$20.9M in 9M’21, reflecting an improved gross profit percentage of 28.0% versus 25.7% in the year ago period, due to higher revenue, an improved revenue mix and active supply chain, product and cost management.

Total operating expenses decreased to $6.3M in Q3’22 vs. $6.5M in Q3’21, benefitting from lower compensation costs which were partially offset by acquisition related costs of $0.2M.

Q3’22 net income decreased to $1.1M, or $0.04 per share, as compared to Q3’21 net income of $4.3M, or $0.14 per share, primarily due to lower revenue. Q3’22 net income included an income tax provision of $0.2M, though the Company does not expect to pay meaningful cash taxes due to significant net operating loss carryforwards of approximately $69M as of March 31, 2021.

Net income improved to $7.3M, or $0.23 per share, in the first nine months of FY 2022, from $4.0M, or $0.13 per share, in the first nine months of FY 2021. The year-to-date improvement principally reflects higher revenue and related operating leverage benefits.

Orion generated EBITDA of $1.7M in Q3’22 and $10.9M in 9M’22, compared to EBITDA of $4.9M in Q3’21 and $5.5M in 9M’21.

Cash Flow & Balance Sheet

Orion generated $6.3M of cash from operating activities in Q3’22, as compared to $8.5M in Q3’21. The decrease was primarily attributable to lower earnings, partially offset by working capital management.

Orion ended Q3'22 with over $41M of liquidity, including $17.3M of cash and cash equivalents and $24M of availability on its credit facility. The Company funded its acquisition of Stay-Lite Lighting, Inc. on December 31, 2021. That funding is included in Other long-term assets in the accompanying balance sheet.

Orion’s net working capital balance improved to $32.0M at December 31, 2021, as compared to $26.2M at its fiscal year-end March 31, 2021 and $23.3M at December 31, 2020.

Webcast/Call Detail

Date / Time:	Today - Wednesday, February 9th at 10:00 a.m. ET (9:00 a.m. CT)
Call Dial-In:	(877) 754-5294 or (678) 894-3013 for international
Webcast/Replay:	https://edge.media-server.com/mmc/p/e4f2dbid
Audio Replay:	(855) 859-2056, ID# 5728078 (available shortly after the call through 2/16/22)

About Orion Energy Systems

Orion provides innovative LED lighting systems and turnkey project implementation including installation and commissioning of fixtures, controls and IoT systems, as well as ongoing system maintenance and program management. We help our customers achieve energy savings with healthy, safe and sustainable solutions, enabling them to reduce their carbon footprint and digitize their business.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), net income excluding the income tax benefit and diluted earnings per share excluding the tax benefit. The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these non-GAAP measures to evaluate performance of the business and believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurement. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA Reconciliation” and “Unaudited Earnings Per Share Reconciliation” following the Condensed Consolidated Statements of Cash Flows included in this press release.

COVID-19 Impacts

The COVID-19 pandemic has disrupted business, trade, commerce, financial and credit markets, in the U.S. and globally. Orion’s business has been materially adversely impacted by measures taken by government entities and others to control the spread of the virus. As part of the Company’s response to the impacts of the COVID-19, management has taken a number of cost reduction and cash conservation measures. While restrictions have lessened in certain jurisdictions, stay-at-home, face mask, and lockdown orders remain in effect in others, with employees asked to work remotely if possible. Many customers and projects require Orion employees to travel to customers and project locations. Some customers and projects are in areas where travel restrictions have been imposed, certain customers have either closed or reduced on-site activities, and timelines for the completion of multiple projects have been delayed, suspended, or extended. As of the date of this release, it is not possible to predict the overall impact the COVID-19 pandemic will have on the Company's business, liquidity, capital resources or financial results.

Safe Harbor Statement

Certain matters discussed in this press release, including under the headings “Highlights”, “CEO Commentary”, "Business Outlook", and "Financial Results" are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; (ii) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of factors such as the COVID-19 pandemic and the implementation of tariffs; (iii) our ability to adapt and respond to supply chain challenges, especially related to shipping and logistics issues, component availability, rising input costs, and a tight labor market; (iv) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (v)our ability to successfully launch, manage and maintain our refocused business strategy to successfully bring to market new and innovative product and service offerings; (vi) our recent and continued reliance on significant revenue to be generated in fiscal 2022 from the lighting and controls retrofit projects for two major global logistics companies; (vii) our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (viii) our ability to identify and successfully complete transactions with suitable acquisition candidates in the future as part of our growth strategy; (ix) the availability of additional debt financing and/or equity capital to pursue our evolving strategy and sustain our growth initiatives; (x) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; (xi) our ability to sustain our profitability and positive cash flows; (xii) our ability to differentiate our products in a highly competitive and converging market, expand our customer base and gain market share; (xiii) our ability to manage and mitigate downward pressure on the average selling prices of our products as a result of competitive pressures in the light emitting diode ("LED") market; (xix) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xx) our increasing reliance on third parties for the manufacture and development of products, product components, as well as the provision of certain services; (xxi) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xxii) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xxiii) our ability to maintain safe and secure information technology systems; (xxiv) our failure to comply with the covenants in our credit agreement; (xxv) our ability to balance customer demand and production capacity; (xxvi) our ability to maintain an effective system of internal control over financial reporting; (xxvii) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxviii) our ability to defend our patent portfolio and license technology from third parties; (xxix) a reduction in the price of electricity; (xxx) the reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies; (xxxi) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxxii) potential warranty claims in excess of our reserve estimates, and (xxxiii) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Twitter: @OrionLighting and @OrionLightingIR

StockTwits: @Orion_LED_IR

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Investor Relations Contacts

Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31, 2021	March 31, 2021
Assets
Cash and cash equivalents	$17,264	$19,393
Accounts receivable, net	12,287	13,572
Revenue earned but not billed	3,859	2,930
Inventories, net	18,722	19,554
Prepaid expenses and other current assets	2,308	1,082
Total current assets	54,440	56,531
Property and equipment, net	10,832	11,369
Other intangible assets, net	1,774	1,952
Deferred tax assets	17,445	19,785
Other long-term assets	7,407	3,184
Total assets	$91,898	$92,821
Liabilities and Shareholders’ Equity
Accounts payable	$11,771	$17,045
Accrued expenses and other	10,502	13,226
Deferred revenue, current	175	87
Current maturities of long-term debt	15	14
Total current liabilities	22,463	30,372
Revolving credit facility	—	—
Long-term debt, less current maturities	23	35
Deferred revenue, long-term	583	640
Other long-term liabilities	2,774	3,700
Total liabilities	25,843	34,747
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at December 31, 2021 and March 31, 2021; no shares issued and outstanding at December 31, 2021 and March 31, 2021	—	—
Common stock, no par value: Shares authorized: 200,000,000 at December 31, 2021 and March 31, 2021; shares issued: 40,573,654 at December 31, 2021 and 40,279,050 at March 31, 2021; shares outstanding: 31,097,433 at December 31, 2021 and 30,805,300 at March 31, 2021	—	—
Additional paid-in capital	158,197	157,485
Treasury stock, common shares: 9,476,221 at December 31, 2021 and 9,473,750 at March 31, 2021	(36,242)	(36,240)
Retained deficit	(55,900)	(63,171)
Total shareholders’ equity	66,055	58,074
Total liabilities and shareholders’ equity	$91,898	$92,821

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Product revenue	$22,203	$31,929	$78,260	$61,890
Service revenue	8,511	12,322	24,065	19,453
Total revenue	30,714	44,251	102,325	81,343
Cost of product revenue	16,427	23,203	54,724	44,834
Cost of service revenue	6,646	10,042	18,942	15,605
Total cost of revenue	23,073	33,245	73,666	60,439
Gross profit	7,641	11,006	28,659	20,904
Operating expenses:
General and administrative	2,873	3,030	8,737	8,079
Acquisition costs	178	—	178	0
Sales and marketing	2,862	3,120	8,794	7,306
Research and development	396	391	1,169	1,230
Total operating expenses	6,309	6,541	18,878	16,615
Income from operations	1,332	4,465	9,781	4,289
Other income (expense):
Other income	—	12	1	56
Interest expense	(26)	(1)	(59)	(51)
Amortization of debt issue costs	(15)	(20)	(46)	(142)
Loss on debt extinguishment	—	(90)	—	(90)
Total other expense	(41)	(99)	(104)	(227)
Income before income tax	1,291	4,366	9,677	4,062
Income tax expense	189	51	2,406	52
Net income	$1,102	$4,315	$7,271	$4,010
Basic net income per share attributable to common shareholders	$0.04	$0.14	$0.23	$0.13
Weighted-average common shares outstanding	31,084,710	30,735,722	30,992,475	30,586,196
Diluted net income per share	$0.04	$0.14	$0.23	$0.13
Weighted-average common shares and share equivalents outstanding	31,234,925	31,320,427	31,273,703	31,289,359

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended December 31,
	2021	2020
Operating activities
Net income	$7,271	$4,010
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	936	889
Amortization of intangible assets	158	225
Stock-based compensation	591	611
Amortization of debt issue costs	46	142
Loss on debt extinguishment	—	90
Deferred income tax	2,340	—
(Gain) loss on sale of property and equipment	(77)	6
Provision for inventory reserves	426	185
Provision for bad debts	8	—
Other	30	9
Changes in operating assets and liabilities:
Accounts receivable	1,276	(13,208)
Revenue earned but not billed	(930)	(959)
Inventories	383	(4,196)
Prepaid expenses and other assets	(1,292)	339
Accounts payable	(5,231)	(304)
Accrued expenses and other	(3,651)	6,555
Deferred revenue, current and long-term	31	(38)
Net cash provided by (used in) operating activities	2,315	(5,644)
Investing activities
Cash to fund acquisition	(3,697)	—
Cash paid for investment	(500)	—
Purchases of property and equipment	(465)	(658)
Additions to patents and licenses	(8)	(43)
Proceeds from sale of property, plant and equipment	122	—
Net cash used in investing activities	(4,548)	(701)
Financing activities
Payment of long-term debt	(11)	(32)
Proceeds from revolving credit facility	—	8,000
Payments of revolving credit facility	—	(18,013)
Payments to settle employee tax withholdings on stock-based compensation	(7)	(22)
Deferred financing costs	(4)	(212)
Net proceeds from employee equity exercises	126	152
Net cash provided by (used in) financing activities	104	(10,127)
Net decrease in cash and cash equivalents	(2,129)	(16,472)
Cash and cash equivalents at beginning of period	19,393	28,751
Cash and cash equivalents at end of period	$17,264	$12,279

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Net income (loss)	$1,102	$3,659	$2,510	$22,124	$4,315
Interest	26	14	19	76	1
Taxes	189	1,343	874	(19,668)	51
Depreciation	314	313	309	301	302
Amortization of intangible assets	45	46	67	65	73
Amortization of debt issue costs	15	15	16	15	20
Loss on debt extinguishment	—	—	—	—	90
EBITDA	$1,691	$5,390	$3,795	$2,913	$4,852

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EARNINGS PER SHARE RECONCILIATION

For the Three Months Ended March 31, 2021
Numerator: (dollars in thousands)
Net income	$22,124
Impact of tax benefit - valuation allowance release	20,949
Net income excluding tax benefit	$1,175
Denominator:
Weighted-average common shares and share equivalents outstanding	31,294,900
Net income per common share:
Diluted	$0.71
Diluted excluding tax benefit	$0.04